COPELCO CAPITAL FUNDING TRUST 1999-B
                  __________ _____% CLASS E LEASE-BACKED NOTES
             __________ _____% CLASS R-1 LEASE RESIDUAL BACKED NOTES
             __________ _____% CLASS R-2 LEASE RESIDUAL BACKED NOTES
                                  SERIES 1999-B


                            PLACEMENT AGENT AGREEMENT

                                                              September __, 1999


First Union Capital Markets Corp.
One First Union Center, TW-9
Charlotte, North Carolina  282888


Ladies and Gentlemen:

     Copelco Capital Funding LLC 99-B, a limited liability company organized and existing under the laws of Delaware (the "Issuer") and Copelco Capital, Inc., a corporation organized and existing under the laws of Delaware ("Copelco"), hereby agree with you as follows:

     Section 1. ISSUANCE AND SALE OF NOTES. The Issuer has authorized the issuance of $__________ of _____% Class E Lease-Backed Notes, Series 1999-B (the "Class E Notes"), $__________ of _____% Class R-1 Lease Residual Backed Notes, Series 1999-B (the "Class R-1 Notes") and $__________ of _____% Class R-2 Lease Residual Backed Notes, Series 1999-B (the "Class R-2 Notes;" collectively with the Class R-1 Notes, the "Class R Notes;" and collectively with the Class E Notes, the "Notes"). The Notes will be issued on September __, 1999 or such other date as we shall mutually agree upon (the "Closing Date") pursuant to an Indenture, dated as of September 1, 1999 (the "Indenture"), among the Issuer, Manufacturers and Traders Trust Company (the "Trustee") and Copelco, as servicer. The Notes are more fully described in the Private Placement Memorandum (as defined below), a copy of which the Issuer is furnishing to you. The Notes will evidence secured debt obligations of the Issuer. The assets of the Issuer will include a pool of business, manufacturing and healthcare equipment lease contracts, including all payments due thereunder (the "Leases") and certain interests in the underlying equipment (the "Equipment"). The Issuer has also authorized the issuance of $___________ aggregate principal amount of the Issuer's _____% Class A-1 Lease-Backed Notes, Series 1999-B (the "Class A-1 Notes"), $___________ aggregate principal amount of the Issuer's _____% Class A-2 Lease-Backed Notes, Series 1999-B (the "Class A-2 Notes"), $___________ aggregate principal amount of the Issuer's _____% Class A-3 Lease-Backed Notes, Series 1999-B (the "Class A-3 Notes"),

$___________aggregate principal amount of the Issuer's _____% Class A-4 Lease-Backed Notes, Series 1999-B (the "Class A-4 Notes," together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes"), $__________ of the _____% Class B Lease-Backed Notes, Series 1999-B (the "Class B Notes"), $__________ of the _____% Class C Lease-Backed Notes, Series 1999-B (the "Class C Notes") and $__________ of the _____% Class D Lease-Backed Notes, Series 1999-B. The Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes are being sold in a public offering and are not included in this private placement. A copy of the Prospectus dated September __, 1999 (the "Prospectus") relating to such public offering is incorporated by reference in the Private Placement Memorandum (as defined below). Capitalized terms used and not defined herein shall have the meanings specified in the Indenture.

     Section 2. APPOINTMENT OF PLACEMENT AGENT; PLACEMENT OF NOTES.

     (a) The Issuer hereby appoints you as exclusive Placement Agent in connection with the placement of all of the Notes (the "Placement Agent") for the period (the "Offering Period") from the date hereof until such date as may be agreed between us (the "Offering Termination Date"). Subject to the performance in all material respects by the Issuer of its obligations to be performed hereunder, and to the completeness and accuracy in all material respects of all of the representations and warranties of the Issuer and Copelco contained herein, you hereby accept such agency and agree, on a firm commitment basis and subject to the terms and conditions herein set forth, to purchase, or to find qualified purchasers ("Purchasers") for, all of the Notes on the Closing Date. Your agency hereunder is not terminable, except as provided herein, by the Issuer or Copelco without your permission and shall continue until the close of business on the Offering Termination Date.

     (b) In the event the offering is commenced but no Notes shall have been subscribed for prior to the Offering Termination Date, your agency and this Private Placement Agreement (the "Agreement") shall terminate without obligation on your part or on the part of the Issuer except as provided in Section 7 hereof and except that the indemnification and contribution referred to in Section 8 hereof shall continue after such termination of this Agreement.

     Section 3. DELIVERY. Delivery of the Notes to the purchasers thereof (the "Purchasers") shall be made at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York at 10:00 A.M., New York time, on the Closing Date. The denominations of the Notes to be delivered and the name in which each such Note is to be registered will be set forth in a notice to be delivered by you on behalf of the Purchasers to the Trustee. The Issuer agrees to have the Notes available for inspection, checking and packaging by the Placement Agent in New York, New York, not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

     Section 4. REPRESENTATIONS AND WARRANTIES.

     (a) The Issuer hereby represents and warrants to, and agrees with you, as follows:

          (i) The Issuer, with your assistance, will prepare and furnish to you by the Closing Date a copy of a Private Placement Memorandum dated September __, 1999 relating to the Class E Notes and a copy of a Private Placement Memorandum dated September __, 1999 related to the Class R Notes (collectively, as supplemented and amended, the "Private Placement Memorandum") relating to the Notes. The Private Placement Memorandum does not, as of its date, and as of the date hereof and the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer makes no representations or warranties as to the Underwriting Information (as defined in Section 8(b) hereof).

          (ii) This Agreement has been duly authorized, executed and delivered by the Issuer and constitutes a legal, valid and binding agreement of the Issuer enforceable in accordance with its terms, except that the provisions hereof relating to indemnification of the Placement Agent may be subject to limitations of public policy.

          (iii) Each of the Indenture and the Assignment and Servicing Agreement has been duly authorized by the Issuer, and, when executed and delivered by the Issuer, will constitute the legal, valid and binding obligation of the Issuer, enforceable in accordance with its terms and each of the Indenture and the Assignment and Servicing Agreement conforms in all material respects to the description thereof contained in the Private Placement Memorandum.

          (iv) The issuance of the Notes has been duly authorized by the Issuer and, when duly and validly executed, authenticated and delivered in accordance with the Indenture and this Agreement, will be the legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms, and entitled to the benefits of the Indenture and conform in all material respects to the description thereof contained in the Private Placement Memorandum.

          (v) The issue and sale of the Notes and the performance of this Agreement, the Indenture and the Assignment and Servicing Agreement by the Issuer will not (A) not conflict with or result in a breach of, and will not constitute a default under any of the provisions of, its certificate of incorporation or any law, governmental rule or regulation, or any judgment, decree or order binding on the Issuer or its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other agreement or instrument to which the Issuer is a party or by which it is bound or (B) result in the creation or imposition of any Adverse Claim and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Issuer of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase of the Notes by the Purchasers. As used herein, "Adverse Claim" means a lien, pledge, security interest or other charge or encumbrance.

          (vi) The Issuer is not, and will not, as of the Closing Date, be an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

          (vii) The Indenture, when executed and delivered, will have been duly qualified under the Trust Indenture Act of 1939.

     (b) Copelco hereby represents and warrants to and agrees with the Placement Agent as follows:

          (i) This Agreement has been duly authorized, executed and delivered, the Assignment and Servicing Agreement and the Indenture have been duly authorized, executed and delivered, and this Agreement constitutes, and when executed and delivered, the Assignment and Servicing Agreement and the Indenture will constitute, legal, valid and binding obligations of Copelco, enforceable in accordance with their respective terms, except that the provisions hereof relating to indemnification of the Placement Agent may be subject to limitations of public policy and each of the Indenture and the Assignment and Servicing Agreement conforms in all material respects to the description thereof contained in the Private Placement Memorandum.

          (ii) The performance of this Agreement by Copelco, and the consummation by Copelco of the transactions herein contemplated, will not
     (A) conflict with or result in a breach of, and will not constitute a default under any of the provisions of its certificate of incorporation or by-laws or any law, governmental rule or regulation, or any judgment, decree or order binding on Copelco or its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other agreement or instrument to which Copelco is a party or by which it is bound or (B) result in the creation or imposition of any Adverse Claim and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by Copelco of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase of the Notes by the Purchasers.

          (iii) Copelco hereby makes and repeats the representations and warranties set forth in Section 2 of the Assignment and Servicing Agreement. Such representations and warranties are incorporated by reference in this Section 4(b), and the Placement Agent and the Purchasers may rely thereon as if such representations and warranties were fully set forth herein.

          (iv) Copelco represents and warrants it has delivered to the Placement Agent complete and correct copies of its balance sheet and statements of income and retained earnings reported by Copelco Capital Inc. and Copelco Financial Services Group, Inc. (the "Copelco Entities") for the year ended December 31, 1998 and the period ended March 31, 1998. Except as set forth in or contemplated in the Private Placement Memorandum, there has been no material adverse change in the condition (financial or otherwise) of the Copelco Entities since March 31, 1999.

          (v) Any taxes, fees and other governmental charges arising from the execution and delivery of this Agreement, the Assignment and Servicing Agreement and the Indenture and in connection with the execution, delivery and issuance of the Notes and with the transfer of the Leases and the Equipment, have been paid or will be paid by Copelco prior to the Closing Date.

     (c) Each of the Issuer and Copelco represents and warrants to you that there is no pending or threatened action, suit or proceeding against or affecting it in any court or tribunal or before any arbitrator of any kind or before or by any governmental authority (i) asserting the invalidity of this Agreement, the Assignment and Servicing Agreement, the Indenture or the Notes,
(ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, the Assignment and Servicing Agreement or the Indenture or (iii) seeking any determination or ruling that might materially and adversely affect (A) its performance of its obligations under this Agreement, the Assignment and Servicing Agreement or the Indenture (as applicable) or (B) the validity or enforceability of this Agreement, the Assignment and Servicing Agreement, the Indenture or the Notes.

     (d) The Placement Agent represents and warrants to, and agrees with Copelco and the Issuer that:

          (i) It understands that the Notes have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon the exemption provided in Section 4(2) of the 1933 Act, and it hereby covenants and agrees that it will not offer or sell the Notes in a manner that would cause such exemption to be inapplicable. Such Placement Agent has not utilized and will not utilize any form of general solicitation or general advertising in connection with the placement of the Notes, including any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or conduct any seminar or meeting with respect to the Notes whose attendees have been invited by general solicitation or advertising.

          (ii) The Notes will only be offered and sold by the Placement Agent to Purchasers to whom the Placement Agent have delivered a Private Placement Memorandum.

          (iii) It is understood that Copelco and the Issuer have only authorized the Placement Agent to distribute the Private Placement Memorandum, the information specifically referred to therein and any other documents authorized by Copelco or the Issuer and the Placement Agent agrees and covenants to Copelco and the Issuer that it shall offer and sell the Notes only pursuant to delivery of such materials.

          (iv) The Placement Agent shall advise Copelco and the Issuer of the jurisdictions in which it desires to sell the Notes.

          (v) The Placement Agent represents and agrees that it has not offered or sold, and will not offer or sell, any Notes constituting part of its allotment, except (i) to "qualified institutional buyers" as defined in Rule 144A under the 1933 Act or (ii) to institutional "accredited investors" as defined in Rule 501(a)(1),(2),(3) or (7) under the 1933 Act.

          (vi) The Placement Agent represents and agrees that it will (i) deliver to each initial purchaser of the Notes, at or prior to the related confirmation of sale, a copy of the Private Placement Memorandum, as then amended or supplemented, and (ii) if definitive notes have been issued to an initial purchaser of the Notes, receive a representation letter from each such purchaser substantially in the form of Exhibit B to the Indenture.

     Section 5. COVENANTS OF THE ISSUER AND COPELCO. The Issuer and Copelco, jointly and severally, hereby covenant and agree with you as follows:

     (a) Each of the Issuer and Copelco will promptly advise the Placement Agent of the receipt by any of them of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Issuer will not prepare any amendment or supplement to the Private Placement Memorandum to which the Placement Agent or its counsel reasonably objects.

     (b) If, at any time when the Private Placement Memorandum relating to the Notes is to be delivered to a potential Purchaser, any event occurs as a result of which the Private Placement Memorandum as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary, in the opinion of the Placement Agent, to supplement such Private Placement Memorandum, the Issuer promptly will prepare and deliver to the Placement Agent or any such potential Purchaser, subject to paragraph (a) of this Section 5, a supplement which will correct such statement or omission.

     (c) Each of the Issuer and Copelco understands that pursuant to this Agreement each potential Purchaser may request documents or information in addition to those referred to in Section 5(b) relating to Copelco, the Issuer, and the Leases. Each of the Issuer and Copelco will provide to you and such Purchaser all such documents and opportunities to meet with officials of Copelco or the Issuer as such potential Purchasers shall reasonably request or have requested; it being understood that all such documents and disclosures may be subject to appropriate confidentiality agreements. Upon request, Copelco and the Issuer will make available to Noteholders and to you such information as will satisfy the provisions of Rule 144A under the 1933 Act in order to effect resales of the Notes pursuant thereto.

     (d) Copelco and the Issuer will furnish to you, so long as delivery of a placement memorandum is desired by you, as many copies of the Private Placement Memorandum relating to the Notes and any supplement thereto as you may reasonably request.

     (e) Copelco and the Issuer will take all reasonable actions requested by you to arrange for the qualification of the Notes for sale under the laws of the jurisdictions within the United States as you may designate and will maintain such qualifications in effect as long as required for the completion of the placement of the Notes; provided, that the Issuer shall not be required to register the Notes under any such jurisdiction in connection therewith if the Issuer shall be required to qualify as a foreign corporation doing business in any such jurisdiction.

     (f) For so long as the Notes are outstanding, the Issuer and Copelco shall deliver to you by first-class mail as soon as practicable a copy of all reports and notices delivered to the Rating Agencies, the Trustee or the Noteholders under the Indenture.

     (g) For so long as the Notes are outstanding, the Issuer and Copelco will furnish to you as soon as practicable after filing any other information concerning the Issuer or Copelco filed with any government or regulatory authority which is otherwise publicly available.

     (h) To the extent, if any, that any rating provided with respect to the Notes set forth in Section 6(e) hereof is conditional upon the furnishing of documents reasonably available to the Issuer or Copelco, the Issuer and Copelco shall furnish such documents within any required time period.

     Section 6. CONDITIONS OF PLACEMENT AGENT'S OBLIGATION. The obligations of the Placement Agent to act as Placement Agent for the Notes on the Closing Date shall be subject to the accuracy in all material respects of the representations and warranties of the Issuer and Copelco herein, in the Assignment and Servicing Agreement and in the Indenture, to the performance by the Issuer and Copelco in all material respects of their obligations hereunder and to the following additional conditions:

     (a) The Issuer and Copelco shall each have delivered a certificate (an "Officer's Certificate"), dated the Closing Date, signed by its Vice President and its Chief Financial Officer to the effect that:

          (i) the representations and warranties made by the Issuer or Copelco (as the case may be) in this Agreement, the Indenture and the Assignment and Servicing Agreement are true and correct in all material respects at and as of the date of such Officer's Certificate as if made on and as of such date (except to the extent they expressly relate to an earlier date);

          (ii) the Issuer or Copelco (as the case may be) has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied under this Agreement, the Indenture and the Assignment and Servicing Agreement at or prior to the date of such Officer's Certificate;

          (iii) nothing has come to such officer's attention that would lead him to believe that the Private Placement Memorandum contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

          (iv) such officer is not aware of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the threatening of any proceeding for that purpose.

     (b) You shall have received from Spencer N. Lempert, Esq., a favorable opinion (subject to customary and usual qualifications) with respect to Copelco and the Issuer, dated the Closing Date and reasonably satisfactory in form and substance to the Placement Agent and their counsel with respect to, or to the effect that: (i) the due formation and qualification of each of the Issuer and Copelco and that the Issuer and Copelco, as applicable, have the corporate power and authority to perform this Agreement, the Assignment and Servicing Agreement and the Indenture and the transactions contemplated herein and therein; (ii) the due authorization, execution, delivery and enforceability of this Agreement, the Assignment and Servicing Agreement and the Indenture, as applicable, by the Issuer and Copelco; (iii) each of this Agreement, the Assignment and Servicing Agreement and the Indenture are the legal, valid and binding obligation of the Issuer and Copelco, as applicable, enforceable against each of them in accordance with its terms (subject to customary exceptions relating to bankruptcy and laws affecting creditors' rights); (iv) the Notes have been duly authorized, executed and delivered by the Issuer and constitute the legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms (subject to customary exceptions as to bankruptcy and laws affecting creditors' rights) and are entitled to the benefits of the Indenture; (v) the issuance and sale of the Notes by the Issuer, the performance of this Agreement by the Issuer and Copelco and the compliance by the Issuer and Copelco with the terms of the Indenture and the Assignment and Servicing Agreement, as applicable, and the consummation of the transactions contemplated herein and therein will not conflict with the organizational documents of the Issuer or Copelco, or any other contracts to which the Issuer or Copelco is party or by which either of them is bound; (vi) there is no legal or governmental proceeding pending or, to the best of my knowledge, threatened against the Issuer or Copelco which would have a material adverse effect on the issuance of the Notes;
(vii) (other than with respect to financial data, as to which such counsel need not express an opinion) nothing has come to such counsel's attention that leads such counsel to believe that the Prospectus (as of its date or the Closing Date) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (viii) in the event a court disregarded the intent of the parties and characterized the transfers of the Leases and the Equipment (or interests therein) by Copelco to the Issuer as a pledge of collateral rather than as a sale or absolute assignment, the Assignment and Servicing Agreement and accompanying documentation creates a valid security interest in the Leases and the Equipment (or interests therein) under applicable law; and (ix) assuming no prior financing statements covering the Leases are in effect, that financing statements covering the Leases and naming (A) the Issuer as secured party and Copelco as debtor and (B) the Issuer as debtor and the Trustee as secured party are being filed in the appropriate filing offices of the State of New Jersey, and assuming that the Trustee has taken possession of the Leases, the Trustee has a first priority perfected security interest in all right, title and interest of Copelco and the Issuer in the Leases. In rendering such opinion, counsel may rely, to the extent deemed proper and as stated therein, as to matters of fact on certificates of responsible officers of the Issuer or Copelco and public officials and as to matters of state law of jurisdictions other than the jurisdictions in which such counsel is admitted to practice, on opinions of local counsel satisfactory to the Placement Agent.

     (c) The Placement Agent shall have received from Dewey Ballantine, special counsel for the Placement Agent, such opinion or opinions, dated the Closing Date, with respect to the validity of the Notes, the Private Placement Memorandum, true sale, nonconsolidation, enforceability of the Transaction Documents and the Notes, certain securities law issues, perfection, federal tax, and other related matters as the Placement Agent may require.

     (d) On the date hereof and at the Closing Date, KPMG LLP shall have furnished to the Placement Agent a letter or letters, dated the date of this Agreement and the Closing Date, respectively, in form and substance satisfactory to the Placement Agent.

     (e) The Class E Notes shall have been rated at least "___" by Duff & Phelps Credit Rating Co. ("DCR") and "___" by Standard & Poors Rating Group ("S&P"), which rating shall not have been reduced or withdrawn as evidenced by the Officer's Certificate referred to in Section 6(b). The Class R-1 Notes shall have been rated at least "___" by Moody's Investors Service, Inc. ("Moody's"), "___" by DCR and "___" by S&P, which rating shall not have been reduced or withdrawn as evidenced by the Officer's Certificate referred to in Section 6(b). The Class R-2 Notes shall have been rated at least "___" by Moody's, "___" by DCR and "___" by S&P, which ratings shall not have been reduced or withdrawn as evidenced by the Officer's Certificate referred to in Section 6(b).

     (f) Counsel to the Trustee shall have delivered a favorable opinion (subject to customary and usual exceptions), dated the Closing Date, as the case may be, and satisfactory in form and substance to the Placement Agent and counsel for the Placement Agent and to the Issuer and Copelco and their counsel with respect to, or to the effect that: (i) the due incorporation and valid existence of the Trustee, (ii) the due authorization, execution and delivery by the Trustee of the Indenture, (iii) the Indenture is the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms (subject to customary and usual exceptions) and (iv) the execution, delivery and performance of the Indenture will not conflict with the Trustee's organizational documents.

     (g) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be reasonably satisfactory in form and substance to you, and you and your special counsel shall have received such other information, certificates and documents as you or they may reasonably request.

     (h) The issuance and sale of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes shall have occurred.

     Section 7. FEES AND EXPENSES. In consideration of the Placement Agent' services in acting as exclusive Placement Agent for the placement of the Notes on a firm commitment basis, the Company hereby agrees to pay to the Placement Agent a fee in an amount equal to ____% of the initial principal amount of the Class E Notes, ____% of the initial principal amount of the Class R-1 Notes, and ____% of the initial principal amount of the Class R-2 Notes. In the event that
(x) no closing of the sale of the Notes occurs by the Closing Date through no fault of the Issuer or Copelco or because the conditions set forth in Section 6 have not been met, or (y) the Placement Agent terminates the engagement pursuant to Section 10 or because any conditions precedent in Section 6 have not been fulfilled, then the Issuer and Copelco's liability to the Placement Agent shall be limited to the reimbursement of the Placement Agent's expenses incurred through the date of termination for its reasonable out-of-pocket and incidental expenses. In addition, whether or not the Notes are issued or sold:

     (a) Copelco shall pay the reasonable fees and expenses associated with the transactions contemplated hereby not paid by the Placement Agent in accordance with the provisions of Section 7(b), including, without limitation, the following fees and expenses:

          (i) Rating Agency fees payable to DCR, S&P and Moody's with respect to each of their ratings of the Notes;

          (ii) Fees charged by the firm of independent public accountants referred to in Section 6(d);

          (iii) Filing fees in connection with the transactions contemplated hereby;

          (iv) Reasonable fees and expenses of Dewey Ballantine LLP;

          (v) Trustee's fees and fees of counsel to the Trustee;

          (vi) the costs and expenses of printing any Private Placement Memorandum;

          (vii) the costs of printing or reproducing this Agreement, the Blue Sky Survey and any other documents in connection with the offer, sale and delivery of the Notes;

          (viii) all expenses in connection with the qualification of the Notes under state securities laws as provided in Section 4(a)(v), including the fees and disbursements of counsel in connection with the Blue Sky Survey;

          (ix) the cost of preparing the Notes;

          (x) the cost or expenses of any transfer agent or registrar; and

          (xi) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section 7; provided, however, that Copelco does not hereby waive any rights to reimbursement from the Placement Agent in the event of the Placement Agent's failure to perform in accordance with this Agreement.

     (b) It is understood and agreed that, except as provided in Sections 8 and 9, the Placement Agent will pay securities transfer taxes on the resale of any of the Notes by them, and any expenses connected with any placements they may make.

     Section 8. INDEMNIFICATION AND CONTRIBUTION.

     (a) The Issuer and Copelco, jointly and severally, will indemnify and hold harmless the Placement Agent, each of the Placement Agent's officers and directors, and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the 1933 Act from and against any and all losses, claims, damages or liabilities, joint or several, to which the Placement Agent or any such controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Private Placement Memorandum, or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, and will promptly reimburse the Placement Agent and each such controlling person for any legal or other expenses reasonably incurred by such Placement Agent or such controlling person in connection with investigating, preparing to defend or defending, or appearing as a third party witness in connection with, any such loss, action, damage, liability, claim or action as such expenses are incurred; provided, however, that the Issuer and Copelco shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Private Placement Memorandum or any such amendment or supplement in reliance upon and in conformity with the Underwriting Information. The foregoing indemnity agreement is in addition to any liability which each of the Issuer and Copelco may otherwise have to you or any person who controls you.

     (b) The Placement Agent agrees to indemnify and hold harmless the Issuer and Copelco against any losses, claims, damages or liabilities to which the Issuer or Copelco may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum, or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Private Placement Memorandum or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer or Copelco by or on behalf of such Placement Agent expressly for use therein and provided that such written information was not based upon Company-Provided Information (as defined herein); and will reimburse the Issuer or Copelco for any legal or other expenses reasonably incurred by the Issuer or Copelco in connection with the investigating, preparing to defend or defending, or appearing as a third party witness in connection with, any such loss, claim, damage, liability or action as such expenses are incurred. The Issuer and Copelco acknowledge that the statements set forth in the second and sixth paragraph under the heading "Underwriting" in the Prospectus, which is included with the Private Placement Memorandum, constitute the only information furnished in writing by or on behalf of the Placement Agent for inclusion in the Private Placement Memorandum (the "Underwriting Information"), and each of you confirm that such statements are correct. The foregoing indemnity agreement is in addition to any liability which you may otherwise have to each of the Issuer and Copelco.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that representation of such indemnified party and the indemnifying party may be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. It is understood that the indemnifying party shall, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys together with appropriate local counsel at any time from all indemnified parties not having actual or potential differing interests with any other indemnified party. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable for any settlement entered into without its consent and will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). Notwithstanding the immediately preceding sentence and the first sentence of this paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

     (d) You agree to deliver to the Issuer or Copelco no later than the date on which the Prospectus Supplement is required to be filed pursuant to Rule 424 with a copy of its Derived Information (defined below).

     (e) You agree, assuming all Company-Provided Information (defined below) is accurate and complete in all material respects, to indemnify and hold harmless the Issuer and Copelco against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information provided by you, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. Your obligations under this Section 8(e) shall be in addition to any liability which you may otherwise have.

     (f) Each of the Issuer and Copelco agrees to indemnify and hold harmless the Placement Agent, each of the Placement Agent's officers and directors and each person who controls the Placement Agent within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Company-Provided Information provided by the Issuer or Copelco, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. Your obligation under this Section 8(f) shall be in addition to any liability which you may otherwise have.

     The procedures set forth in Section 8(c) shall be equally applicable to Sections 8(e) and 8(f).

     (g) For purposes of this Section 8, the term Derived Information means such portion, if any, of the information delivered to the Issuer or Copelco by the Placement Agent pursuant to Section 8(d) as:

          (i) is not contained in the Private Placement Memorandum without taking into account information incorporated therein by reference;

          (ii) does not constitute Company-Provided Information; and

          (iii) is of the type of information defined as Collateral Term Sheets, Structural Term Sheets or Computational Materials (as such terms are interpreted in the No-Action Letters).

     "Company-Provided Information" means any computer tape furnished to the Placement Agent by the Company concerning the Leases or any other information furnished by the Company to the Placement Agent that is relied on or is reasonably anticipated by the parties hereto to be relied on by the Placement Agent in the course of the Placement Agent's preparation of its Derived Information or the written information to be included in the Private Placement Memorandum by the Placement Agent as set forth in Section 8(b) herein.

     The terms "Collateral Term Sheet" and "Structural Term Sheet" shall have the respective meanings assigned to them in the February 13, 1995 letter (the "PSA Letter") of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the SEC staff's response thereto, were publicly available February 17, 1995). The term "Collateral Term Sheet" as used herein includes any subsequent Collateral Term Sheet that reflects a substantive change in the information presented. The term "Computational Materials" has the meaning assigned to it in the May 17, 1994 letter (the "Kidder letter" and together with the PSA Letter, the "No-Action Letters") of Brown & Wood on behalf of Kidder, Peabody & Co., Inc. (which letter, and the SEC staff's response thereto, were publicly available May 20, 1994).

     (h) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and Copelco on the one hand and the Placement Agent on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer or Copelco on the one hand and the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer or Copelco on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer and Copelco bear to the total commissions received by the Placement Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or Copelco or the Placement Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer, Copelco and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this subsection (h) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection
(h). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection (h) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending, or appearing as a third party witness in connection with, any such action or claim. Notwithstanding the provisions of this subsection (h), the Placement Agent shall not be required to contribute any amount in excess of the fee paid to the Placement Agent pursuant to Section 7 hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (i) The obligations of the Issuer and Copelco under this Section 8 shall be in addition to any liability which the Issuer or Copelco may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Placement Agent within the meaning of the 1933 Act; and the obligations of the Placement Agent under this Section 8 shall be in addition to any liability which the Placement Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuer and Copelco and to each person, if any, who controls the Issuer or Copelco within the meaning of the 1933 Act.

     Section 9. SURVIVAL. The respective representations, warranties and agreements of the Issuer, Copelco and the Placement Agent set forth or made pursuant to this Agreement will remain in full force and effect, notwithstanding any investigation heretofore or hereafter made by or on behalf of the Issuer, Copelco or the Placement Agent, and such representations, warranties and agreements made by the Issuer and Copelco shall survive the delivery and payment for the Notes. The provisions of Section 7 and 8 shall survive the termination or cancellation of this Agreement.

     (a) No other person will have any right or obligation hereunder, except that the provisions of this Agreement, including, without limitation, the representations and warranties and the covenants and agreements of the Issuer and Copelco contained herein are intended to be for the benefit of all Purchasers and shall be enforceable against Copelco by any such Purchaser, whether or not an express assignment to such Purchaser of rights under this Agreement has been made by you, any intervening Purchaser or any of your or their successors and assigns.

     Section 10. TERMINATION.

     (a) This Agreement may be terminated by you in your absolute discretion at any time upon the giving of notice at any time prior to the Closing Date: (i) if there has been any material adverse change in the condition, financial or otherwise, of Copelco or the Issuer, or in the earnings, business affairs or business prospects of Copelco or the Issuer, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal or New York authorities. In the event of any such termination, no party will have any liability to any other party hereto, except as otherwise provided in Section 7 or 8 hereof.

     (b) This Agreement may not be terminated by the Issuer or Copelco without the written consent of the Placement Agent, except in accordance with law.

     (c) Notwithstanding anything herein to the contrary, in the event the Issuer or Copelco does not perform any obligation under this Agreement or any representation and warranty hereunder is incomplete or inaccurate in any material respect, this Agreement and all of the Placement Agent' obligations hereunder may be immediately cancelled by the Placement Agent by notice thereof to the Issuer or Copelco. Any such cancellation shall be without liability of any party to any other party except that the provisions of Sections 8 and 9 hereof shall survive any such cancellation.

     Section 11. NOTICES. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by certified or registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to you, addressed to you, at the address first stated in this

Agreement, or to such other address as you may designate in writing to the Issuer and Copelco, if to Copelco, addressed to Copelco at One International Boulevard, Mahwah, New Jersey 07430 or if to the Issuer, addressed to the Issuer at 700 East Gate Drive, Mount Laurel, New Jersey 08054-5400, or to such other address as Copelco or the Issuer may have designated in writing to you.

     Section 12. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the Issuer and Copelco and their successors and assigns and the Placement Agent and its successors and assigns.

     Section 13. ENTIRE AGREEMENT. This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

     Section 14. GOVERNING LAW.

     (a) THIS AGREEMENT IS TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

     (b) THE ISSUER AND COPELCO HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH IN SECTION 11 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE ISSUER AND COPELCO HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE ISSUER OR COPELCO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT EITHER'S RIGHT TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

     (c) THE ISSUER AND COPELCO HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

     Section 15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

     Section 16. MISCELLANEOUS. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. If you are in agreement with the foregoing, please sign a counterpart hereof and return the same to the Issuer or Copelco, whereupon this Agreement shall become a binding agreement between you, and the Issuer and Copelco.

                              Very truly yours,


                              COPELCO CAPITAL, INC.


                              By:
                                  ----------------------------------------------
                                  Name:  Nicholas Antonaccio
                                  Title: Vice President, Chief Financial Officer
                                         & Treasurer



                              COPELCO CAPITAL FUNDING LLC 99-B


                              By: COPELCO MANAGER, INC.
                                  as Manager


                              By:
                                  ----------------------------------------------
                                  Name:  Stephen W. Shippie
                                  Title: Vice President


The foregoing Agreement is
hereby accepted and entered
into as of the date hereof.


FIRST UNION CAPITAL MARKETS CORP.


By:
    ------------------------------
    Name:
    Title:



                [Signature Page to the Placement Agent Agreement]